Exhibit 99.2

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

SEPTEMBER 30, 2012

BioMed Realty Trust, Inc.

17190 Bernardo Center Drive San Diego, CA 92128

Corporate Communications Contact

Rick Howe

Senior Director, Corporate Communications richard.howe@biomedrealty.com

www.biomedrealty.com

(858) 485-9840 phone (858) 485-9843 fax

TABLE OF CONTENTS

SEPTEMBER 30, 2012

Page

Third Quarter Highlights 3

Investor Information 4

Equity Research Coverage 5

Financial and Operating Highlights 6

Capitalization Summary 7

Portfolio Summary 8

Consolidated Balance Sheets 9

Consolidated Statements of Operations 10

Balance Sheet / Operations Statement Detail 11

FFO, CFFO and AFFO 12

FFO, CFFO and AFFO per Share 13

Reconciliation of EBITDA and Adjusted EBITDA 14

Reconciliation of Net Operating Income 15

Interest Expense 16

Coverage Ratios 17

Debt Summary 18

Debt Maturities 19

Page

Common and Preferred Stock Data 20

Market Summary 21

Property Listing—Consolidated Portfolio 22-23

Redevelopment, Pre-development and Other

Capital Improvements 24

Property Listing—Unconsolidated Partnerships 25

Lease Expirations 26

Expirations by Market 27

10 Largest Tenants 28

Same Property Analysis 29

Acquisitions / Dispositions 30

Leasing Activity 31

Tenant Improvements, Leasing Commissions,

and Tenant Concessions 32

Non-GAAP Financial Measure Definitions 33

Definitions 34

This Supplemental Operating and Financial Data package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions, developments and other investments, and the ability to refinance indebtedness as it comes due; failure to maintain the company’s investment grade credit ratings with the ratings agencies; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; reductions in asset valuations and related impairment charges; risks and uncertainties affecting property development and construction; risks associated with downturns in foreign, domestic and local economies, changes in interest rates and foreign currency exchange rates, and volatility in the securities markets; ownership of properties outside of the United States that subject the company to different and potentially greater risks than those associated with the company’s domestic operations; risks associated with the company’s investments in loans, including borrower defaults and potential principal losses; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All amounts shown in this report are unaudited. This Supplemental Operating and Financial Data package is not an offer to sell or solicitation to buy securities of BioMed Realty Trust, Inc. Any offers to sell or solicitations to buy securities of BioMed Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

2

THIRD QUARTER HIGHLIGHTS
SEPTEMBER 30, 2012

BioMed Realty
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- Increased funds from operations (FFO) for the quarter by 13.3% to $0.34 per diluted share, as compared to $0.30 per diluted share in the third quarter of 2011.
- Increased adjusted funds from operations (AFFO) for the quarter by 10.0% to $0.33 per diluted share, as compared to $0.30 per diluted share in the third quarter of 2011.
- Increased the total operating portfolio leased percentage to approximately 90.5% at quarter end, on a weighted-average basis, as the result of executing 22 leasing transactions during the quarter representing approximately 367,400 square feet, comprised of:
  - 16 new leases totaling approximately 190,700 square feet, highlighted by a new 46,400 square foot lease with Idenix Pharmaceuticals, Inc. at the company's 320 Bent Street property in Cambridge, Massachusetts.
  - Six lease renewals totaling approximately 176,700 square feet, highlighted by a lease extension with a subsidiary of Vertex Pharmaceuticals Incorporated for approximately 81,200 square feet at the company's Torreyana Road property in the Torrey Pines submarket of San Diego, California.
- Same property net operating income on a cash basis increased for the period by 7.7% and the same property leased percentage increased by 510 basis points as compared to the same period in 2011.
- Reported net income available to common stockholders for the quarter of $2.8 million, or $0.02 per diluted share.
- Generated total revenues for the quarter of $134.5 million, up 17.4% from $114.6 million in the same period in 2011 and the highest in the company's history. Rental revenues for the quarter increased by 21.4% to $101.5 million from $83.5 million in the same period in 2011, the highest in the company's history for the eleventh consecutive quarter.

About BioMed Realty Trust

BioMed Realty delivers optimal real estate solutions for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed Realty owns or has interests in properties comprising approximately 13.1 million rentable square feet. The company's properties are located predominantly in the major U.S. life science markets of Boston, San Francisco, San Diego, Maryland, New York/New Jersey, Pennsylvania and Seattle, which have well-established reputations as centers for scientific research. Additional information is available at www.biomedrealty.com.

3

INVESTOR INFORMATION

SEPTEMBER 30, 2012

BioMed Realty
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Company Information

Corporate Headquarters	Trading Symbols	Transfer Agent	Stock Exchange Listing
17190 Bernardo Center Drive	BMR	Computershare Shareowner Services LLC	New York Stock Exchange
San Diego, CA 92128	BMR PrA	480 Washington Boulevard	
(858) 485-9840		Jersey City, NJ 07310-1900	
(858) 485-9843 (fax)		(877) 296-3711	

Please visit our corporate website at: www.biomedrealty.com

Board of Directors

Alan D. Gold
Chairman

Barbara R. Cambon

Edward A. Dennis, Ph.D.

Richard I. Gilchrist

Gary A. Kreitzer

Theodore D. Roth

M. Faye Wilson

Senior Management

Alan D. Gold
Chairman and Chief Executive Officer

R. Kent Griffin, Jr.
President and Chief Operating Officer

Gary A. Kreitzer
Executive Vice President, Director

Matthew G. McDevitt
Executive Vice President, Real Estate

Greg N. Lubushkin
Chief Financial Officer

Karen A. Sztraicher
Executive Vice President, Asset Management

Jonathan P. Klassen
Senior Vice President, General Counsel and Secretary

John P. Bonanno
Senior Vice President, Leasing & Development

Kevin M. Simonsen
Vice President, Real Estate Counsel

Bruce D. Steel
Managing Director, BioMed Ventures

Stephen A. Willey
Vice President, Chief Accounting Officer

Janice L. Kameir
Vice President, Human Resources

Robert M. Sistek
Vice President, Finance

William F. X. Kane
Vice President, Leasing & Development

Tentative Schedule for Quarterly Results

Fourth Quarter 2012	February 14, 2013
First Quarter 2013	May 2, 2013
Second Quarter 2013	August 1, 2013
Third Quarter 2013	October 31, 2013

4

BioMed Realty
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EQUITY RESEARCH COVERAGE

SEPTEMBER 30, 2012

BMO Capital Markets	Richard C. Anderson Joshua Patinkin	(212) 885-4180 (212) 883-5102	richard.anderson@bmo.com joshua.patinkin@bmo.com
Cantor Fitzgerald	David Toti Evan Smith	(212) 915-1219 (212) 915-1220	dtoti@cantor.com evan.smith@cantor.com
Cowen and Company	James Sullivan Michael Gorman	(646) 562-1380 (646) 562-1381	james.sullivan@cowen.com michael.gorman@cowen.com
Green Street Advisors	John Stewart John Hornbeak	(949) 640-8780	jstewart@greenst.com jhornbeak@greenst.com
Jefferies & Co.	Omotayo Okusanya David Shamis	(212) 336-7076 (212) 284-1796	tokusanya@jefferies.com dshamis@jefferies.com
KeyBanc Capital Markets	Jordan Sadler Craig Mailman	(917) 368-2280 (917) 368-2316	jsadler@keybanccm.com cmailman@keybanccm.com
Macquarie Capital (USA)	Robert Stevenson Nicholas Yulico	(212) 231-8068 (212) 231-8028	rob.stevenson@macquarie.com nicholas.yulico@macquarie.com
Morgan Stanley	Paul Morgan Chris Caton	(415) 576-2627 (415) 576-2637	paul.b.morgan@morganstanley.com chris.caton@morganstanley.com
Raymond James	Paul D. Puryear William A. Crow	(727) 567-2253 (727) 567-5294	paul.puryear@raymondjames.com bill.crow@raymondjames.com
Robert W. Baird & Co.	Mathew R. Spencer David Rodgers	(414) 298-5053 (216) 737-7341	mspencer@rwbaird.com drodgers@rwbaird.com
Stifel, Nicolaus & Company, Inc.	Daniel Bernstein Seth P. Cohn	(443) 224-1351 (443) 224-1354	bernsted@stifel.com cohns@stifel.com
UBS Securities	Ross T. Nussbaum	(212) 713-4760	ross.nussbaum@ubs.com
Wells Fargo Securities	Brendan Maiorana Young Ku	(443) 263-6516 (443) 263-6564	brendan.maiorana@wachovia.com young.ku@wachovia.com

5

FINANCIAL AND OPERATING HIGHLIGHTS

SEPTEMBER 30, 2012

(In thousands, except per share and ratio amounts)

	Three Months Ended				
Selected Operating Data	**9/30/12**	**6/30/12**	**3/31/12**	**12/31/11**	**9/30/11**
Total revenues	$ 134,537	$ 124,848	$ 120,012	$ 111,958	$ 114,639
EBITDA (1)	81,773	63,302	66,485	71,980	65,530
Adjusted EBITDA (1)	85,646	79,571	75,291	72,011	73,640
Net operating income - cash basis (2)	92,032	86,800	83,432	75,140	72,484
General and administrative expense	10,226	8,576	8,614	9,169	7,682
Acquisition-related expenses	176	12,245	633	309	136
Capitalized interest	1,926	2,090	2,360	2,260	1,996
Interest expense, net	26,817	23,825	22,219	21,725	22,887
Operating margin (3)	70.8%	70.3%	69.4%	71.2%	69.2%
General and administrative expense / Total revenues	7.6%	6.9%	7.2%	8.2%	6.7%
Change in same property net operating income - cash basis (4)	7.7%	6.4%	4.3%	2.2%	5.7%
Net income/(loss) available to common stockholders	2,758	(8,713)	(1,339)	12,058	4,765
Net income/(loss) per share - diluted	$ 0.02	$ (0.06)	$ (0.01)	$ 0.08	$ 0.03
FFO - diluted (5)	56,166	40,680	50,197	46,880	43,778
FFO per share - diluted (5)	$ 0.34	$ 0.24	$ 0.30	$ 0.30	$ 0.30
CFFO - diluted (5)	56,342	52,925	50,830	47,189	43,914
CFFO per share - diluted (5)	$ 0.34	$ 0.32	$ 0.30	$ 0.30	$ 0.30
AFFO - diluted (5)	55,641	55,334	50,756	44,247	42,683
AFFO per share - diluted (5)	$ 0.33	$ 0.33	$ 0.30	$ 0.28	$ 0.30
Dividend per share - common stock	$ 0.215	$ 0.215	$ 0.215	$ 0.20	$ 0.20
CFFO payout ratio (6)	63.2%	67.2%	71.7%	66.7%	66.7%
AFFO payout ratio (6)	65.2%	65.2%	71.7%	71.4%	66.7%

Funds from Operations (in thousands) (5)



$60,000
$55,000
$50,000
$45,000
$40,000
$35,000
3Q11
4Q11
1Q12
2Q12
3Q12
CFFO
AFFO

Change in Same Property NOI - Cash Basis (4)



8.0%
6.0%
4.0%
2.0%
0.0%
5.7%
2.2%
4.3%
6.4%
7.7%
3Q11
4Q11
1Q12
2Q12
3Q12

(1) For definitions and discussion of EBITDA and adjusted EBITDA, see page 33. For a quantitative reconciliation of the differences between adjusted EBITDA, EBITDA and net income available to common stockholders, see page 14.

(2) For definitions and discussion of net operating income - cash basis, see page 15.

(3) See page 15 for detail.

(4) Compared to the same period in the prior year. See page 29 for detail.

(5) For definitions and discussion of FFO, CFFO and AFFO, see page 33. For a quantitative reconciliation of the differences between FFO, CFFO, AFFO and net income available to common stockholders, see pages 12 and 13.

(6) See page 13 for detail of the CFFO and AFFO payout ratios.

6

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CAPITALIZATION SUMMARY

SEPTEMBER 30, 2012

(In thousands, except per share and ratio amounts)

Capitalization		9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Total common shares outstanding		154,335	154,184	154,163	154,101	131,265
Total units outstanding (1)		2,943	2,943	2,957	2,980	2,980
Total common shares and units outstanding		157,278	157,127	157,120	157,081	134,245
Common share price at quarter end		$ 18.72	$ 18.68	$ 18.98	$ 18.08	$ 16.57
Equity value at quarter end		$ 2,944,240	$ 2,935,122	$ 2,982,134	$ 2,840,033	$ 2,224,441
Preferred stock at liquidation value		198,000	198,000	198,000	198,000	198,000
Consolidated debt		2,142,405	2,106,021	1,812,258	1,682,578	1,665,661
Total capitalization		$ 5,284,645	$ 5,239,143	$ 4,992,392	$ 4,720,611	$ 4,088,102
Debt / Total assets		44.3%	43.9%	39.9%	38.0%	41.3%
Debt / Total gross assets		39.7%	39.6%	36.0%	34.5%	37.4%
Debt / Total capitalization		40.5%	40.2%	36.3%	35.6%	40.7%
Coverage Ratios (2)						
Debt / Adjusted EBITDA		6.2	6.6	6.0	5.8	5.7
Interest coverage		3.6	3.8	3.8	3.7	3.5
Fixed charge coverage		2.9	3.0	3.0	2.8	2.8
Total Consolidated Debt						
Secured debt / Total gross assets		10.7%	10.3%	11.1%	12.0%	13.6%
Floating rate debt / Total debt		23.0%	22.7%	23.5%	15.9%	13.0%
Adjusted floating rate debt / Total debt (3)		6.1%	13.2%	12.5%	—	—
Unencumbered real estate / Total real estate		76.8%	77.0%	75.2%	73.7%	69.9%
Unencumbered CABR / Total CABR (4)		79.1%	79.3%	77.9%	73.0%	71.4%
Unsecured line of credit capacity		$ 650,500	$ 658,590	$ 723,090	$ 481,090	$ 526,100
Bond Covenants (5)	**Requirements**					
Total outstanding debt / Total assets	Must be ≤ 60%	41.3%	41.2%	37.2%	35.7%	38.5%
Secured debt / Total assets	Must be ≤ 40%	11.0%	10.7%	11.5%	12.5%	13.9%
Consolidated income available for debt service / Annual debt service charge	Must be ≥ 1.5X	2.9	2.9	3.2	3.1	2.9
Unencumbered assets / Unsecured debt - Notes due 2020	Must be ≥ 150%	259%	258%	299%	323%	293%
Unencumbered assets / Unsecured debt - Notes due 2016, Notes due 2022	Must be ≥ 150%	257%	255%	296%	320%	287%

(1) Includes both operating partnership (OP) and long term incentive plan (LTIP) units outstanding.

(2) For discussion of coverage ratios, see page 33. See page 17 for the calculation of interest and fixed charge coverage ratios. See page 14 for calculation of Adjusted EBITDA.

(3) Includes effect of interest rate swaps on the Company's unsecured senior term loan facility. See page 18 for more information.

(4) For discussion of current annualized base rent (CABR), see page 21.

(5) Calculated in accordance with the covenants contained in the indenture that governs the terms of the Company's unsecured senior notes due 2020 and supplemental and base indentures that govern the terms of the Company's unsecured senior notes due 2016 and unsecured senior notes due 2022, which are included as exhibits to the Company's Forms 8-K filed with the SEC on April 30, 2010, March 30, 2011, and June 28, 2012, respectively. The covenants for the unsecured senior notes due 2020, unsecured senior notes due 2016, and unsecured senior notes due 2022 are identical, except that the unencumbered total asset value definition for the unsecured senior notes due 2020 includes investments in unconsolidated partnerships accounted for under the equity method of accounting, whereas the unencumbered total asset value definition for the unsecured senior notes due 2016 and unsecured senior notes due 2022 excludes such investments in unconsolidated partnerships.

7

PORTFOLIO SUMMARY

SEPTEMBER 30, 2012

Weighted

Gross Rentable Average

Book Value Buildings Square Feet Leased % (1)

(In thousands)

Stabilized (2) $ 3,350,610 113 8,083,726 99.6%

Lease up (2) 1,287,372 48 4,442,179 66.8%

Total operating portfolio $ 4,637,982 161 12,525,905 90.5%

Redevelopment (3) $ 46,263 4 196,867 34.1%

Unconsolidated partnership portfolio (4) 31,955 3 352,863 56.4%

Development potential (3) 206,037 3,964,000

Total portfolio $ 4,922,237 168 17,039,635

Total Operating Portfolio Leased % (1)

90.5% 92.0% 89.8%

90.0% 88.2%

87.2% 86.9%

88.0%

86.0%

84.0%

3Q11 4Q11 1Q12 2Q12 3Q12

(1) Calculated based on gross book value for each asset multiplied by the percentage leased. (2) See pages 22-23 for detail of consolidated portfolio and page 34 for definitions of terms. (3) See page 24 for detail of the consolidated portfolio and page 34 for definitions of terms. (4) See page 25 for detail of the unconsolidated partnership portfolio.

8

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2012

(In thousands)

9/30/12 6/30/12 3/31/12 12/31/11 9/30/11

Assets

Investments in real estate, net $ 4,327,426 $ 4,309,421 $ 4,037,928 $ 3,950,246 $ 3,576,304

Investments in unconsolidated partnerships 31,955 32,562 32,901 33,389 67,383

Cash and cash equivalents 20,646 17,385 13,336 16,411 16,351

Accounts receivable, net 7,128 4,241 4,426 5,141 7,542

Accrued straight-line rents, net 144,975 139,346 134,371 130,582 123,564

Deferred leasing costs, net 180,925 185,354 164,002 157,255 116,811

Other assets 118,052 111,383 158,285 135,521 121,074

Total assets $ 4,831,107 $ 4,799,692 $ 4,545,249 $ 4,428,545 $ 4,029,029

Liabilities and Equity

Liabilities:

Mortgage notes payable, net $ 574,497 $ 550,704 $ 559,111 $ 587,844 $ 603,406

Exchangeable senior notes 180,000 180,000 180,000 180,000 199,800

Unsecured senior notes, net 893,955 893,737 645,749 645,581 645,412

Unsecured senior term loan 405,216 400,000 400,000

Unsecured line of credit 87,000 78,000 26,000 268,000 216,100

Accounts payable, accrued expenses and other liabilities 178,706 157,829 156,669 134,924 136,408

Total liabilities 2,319,374 2,260,270 1,967,529 1,816,349 1,801,126

Equity:

Stockholders’ equity:

Preferred stock 191,469 191,469 191,469 191,469 191,469

Common stock 1,543 1,542 1,541 1,541 1,313

Additional paid-in capital 2,779,035 2,776,046 2,773,248 2,773,994 2,373,652

Accumulated other comprehensive loss, net (56,988) (57,326) (58,882) (60,138) (61,912)

Dividends in excess of earnings (411,529) (381,105) (339,243) (304,759) (285,996)

Total stockholders’ equity 2,503,530 2,530,626 2,568,133 2,602,107 2,218,526

Noncontrolling interests 8,203 8,796 9,587 10,089 9,377

Total equity 2,511,733 2,539,422 2,577,720 2,612,196 2,227,903

Total liabilities and equity $ 4,831,107 $ 4,799,692 $ 4,545,249 $ 4,428,545 $ 4,029,029

CONSOLIDATED STATEMENTS OF OPERATIONS

SEPTEMBER 30, 2012

(In thousands, except share and per share data)

Three Months Ended

9/30/12 6/30/12 3/31/12 12/31/11 9/30/11

Revenues:

Rental $ 101,467 $ 95,708 $ 91,475 $ 84,854 $ 83,549

Tenant recoveries 31,765 28,939 28,453 26,098 26,603

Other revenue 1,305 201 84 1,006 4,487

Total revenues 134,537 124,848 120,012 111,958 114,639

Expenses:

Rental operations 38,944 37,044 36,729 31,899 33,876

Depreciation and amortization 51,372 47,575 44,934 36,670 36,203

General and administrative 10,226 8,576 8,614 9,169 7,682

Acquisition-related expenses 176 12,245 633 309 136

Total expenses 100,718 105,440 90,910 78,047 77,897

Income from operations 33,819 19,408 29,102 33,911 36,742

Equity in net loss of unconsolidated partnerships (339) (317) (355) (640) (735)

Interest expense, net (26,817) (23,825) (22,219) (21,725) (22,887)

Other (expense)/income (208) (549) 174 4,244 (4,259)

Income/(loss) from continuing operations 6,455 (5,283) 6,702 15,790 8,861

Income/(loss) from discontinued operations 49 (4,420) 163 76

Net income/(loss) 6,455 (5,234) 2,282 15,953 8,937

Net (income)/loss attributable to noncontrolling interests (46) 172 30 (244) (106)

Net income/(loss) attributable to the Company 6,409 (5,062) 2,312 15,709 8,831

Preferred stock dividends (3,651) (3,651) (3,651) (3,651) (3,901)

Cost on redemption of preferred stock (165)

Net income/(loss) available to common stockholders $ 2,758 $ (8,713) $ (1,339) $ 12,058 $ 4,765

Income/(loss) from continuing operations per share available to common stockholders:

Basic and diluted earnings per share $ 0.02 $ (0.06) $ 0.02 $ 0.08 $ 0.03

Income/(loss) from discontinued operations per share available to common stockholders:

Basic and diluted earnings per share $ 0.00 $ 0.00 $ (0.03) $ 0.00 $ 0.00

Net income/(loss) per share available to common stockholders:

Basic and diluted earnings per share $ 0.02 $ (0.06) $ (0.01) $ 0.08 $ 0.03

Weighted-average common shares outstanding:

Basic 152,785,451 152,775,422 152,659,258 140,909,345 129,872,349

Diluted 155,728,209 152,775,422 155,625,204 143,889,324 132,852,328

BALANCE SHEET / OPERATIONS STATEMENT DETAIL

SEPTEMBER 30, 2012

(In thousands)

9/30/12 6/30/12 3/31/12 12/31/11 9/30/11

Restricted cash $ 3,443 $ 2,485 $ 4,830 $ 5,662 $ 6,330

Real estate held for sale 28,000

Acquired above-market leases, net 20,234 22,292 23,670 26,318 24,015

Acquired below-market ground lease, net 11,426 11,484 11,542 11,600

Deferred loan costs, net 18,878 19,476 18,445 16,253 17,254

Lease incentives, net 21,990 21,925 24,778 22,951 22,818

Other 42,081 33,721 47,020 52,737 50,657

Other assets $ 118,052 $ 111,383 $ 158,285 $ 135,521 $ 121,074

Security deposits $ 12,296 $ 12,501 $ 11,941 $ 11,907 $ 12,397

Dividends and distributions payable 37,465 37,433 37,431 35,067 30,500

Accounts payable, accrued expenses and other liabilities 114,533 95,123 100,689 81,441 86,658

Derivative instruments 5,702 3,701 289

Acquired below-market leases, net 8,710 9,071 6,319 6,509 6,853

Accounts payable, accrued expenses and other liabilities $ 178,706 $ 157,829 $ 156,669 $ 134,924 $ 136,408

Three Months Ended

9/30/12 6/30/12 3/31/12 12/31/11 9/30/11

Rental operations expenses $ 26,480 $ 24,583 $ 24,673 $ 20,888 $ 23,082

Real estate taxes 12,464 12,461 12,056 11,011 10,794

Rental operations $ 38,944 $ 37,044 $ 36,729 $ 31,899 $ 33,876

Gain/(loss) on extinguishment of debt $ $ 34 $ 182 $ 51 $ (521)

Gain on revaluation of acquired unconsolidated partnerships 4,679

Non-cash adjustment for marketable securities (545) (506) (3,802)

(Loss)/gain on derivative instruments (1) (8) 20 64

Realized gain on foreign currency transactions 40

Income tax expense (247) (38)

Other (expense)/income $ (208) $ (549) $ 174 $ 4,244 $ (4,259)

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FFO, CFFO, AND AFFO (1)

SEPTEMBER 30, 2012

(In thousands)

	Three Months Ended				
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Reconciliation of net income/(loss) available to common stockholders to core funds from operations (CFFO):					
Net income/(loss) available to common stockholders	$ 2,758	$ (8,713)	$ (1,339)	$ 12,058	$ 4,765
Adjustments:					
Impairment loss	—	—	4,552	—	—
Gain on revaluation of acquired unconsolidated partnerships	—	—	—	(4,679)	—
Noncontrolling interests in operating partnership	53	(166)	(26)	252	111
Depreciation & amortization - unconsolidated partnerships	323	323	323	826	945
Depreciation & amortization - consolidated entities	51,372	47,575	44,934	36,670	36,203
Depreciation & amortization - consolidated entities - discontinued operations	—	—	92	92	92
Depreciation & amortization - allocable to noncontrolling interests of consolidated joint ventures	(28)	(27)	(27)	(27)	(26)
Funds from operations (FFO) - basic	$ 54,478	$ 38,992	$ 48,509	$ 45,192	$ 42,090
Interest expense - exchangeable senior notes due 2030 (2)	1,688	1,688	1,688	1,688	1,688
FFO - diluted	$ 56,166	$ 40,680	$ 50,197	$ 46,880	$ 43,778
Acquisition-related expenses	176	12,245	633	309	136
Core funds from operations (CFFO) - diluted	$ 56,342	$ 52,925	$ 50,830	$ 47,189	$ 43,914
Reconciliation of CFFO to adjusted funds from operations (AFFO):					
Adjustments:					
Recurring capital expenditures and second generation tenant improvements (3)	(2,739)	(1,716)	(4,345)	(3,201)	(4,114)
Leasing commissions	(2,001)	(1,335)	(1,419)	(1,192)	(1,096)
(Gain)/loss on extinguishment of debt	—	(34)	(182)	(51)	170
Loss/(gain) on derivative instruments	1	—	8	(20)	(64)
Non-cash adjustment for marketable securities	—	545	—	506	3,802
Amortization of deferred interest costs	1,730	1,736	1,742	1,748	1,754
Amortization of deferred loan costs	1,255	1,225	1,035	1,019	1,125
Amortization of fair-value of debt acquired	(178)	(130)	(231)	(327)	(428)
Amortization of debt discounts	218	172	168	170	260
Amortization of lease incentives	561	659	1,173	599	577
Depreciation included in general and administrative expense	483	455	442	387	435
Non-cash equity compensation	3,094	2,887	2,689	2,029	1,898
Cost on redemption of preferred stock	—	—	—	—	165
Straight line rents	(5,288)	(4,300)	(3,454)	(6,701)	(7,633)
Share of unconsolidated partnership adjustments (4)	26	26	1	(10)	(58)
Fair-value lease revenue	2,137	2,219	2,299	2,102	1,976
AFFO - diluted	$ 55,641	$ 55,334	$ 50,756	$ 44,247	$ 42,683

(1) For definitions and discussion of FFO, CFFO, and AFFO see page 33.

(2) The calculations of FFO, CFFO, and AFFO per share diluted include the assumed issuance of common stock pursuant to the exchange provision of the exchangeable senior notes due 2030, which is dilutive based on the "if converted" method for all periods presented since the original issuance in January 2010. Under the if converted method, if the add back of interest charges relating to the exchangeable senior notes due 2030 divided by the corresponding number of common shares issuable upon exchange is dilutive, the potentially issuable shares are included in the calculations of FFO, CFFO, and AFFO per diluted share.

(3) Includes revenue enhancing and non-revenue enhancing recurring capital expenditures. Excludes first generation tenant improvements. For definitions of recurring capital expenditures, first and second generation leases, see page 34.

(4) Share of unconsolidated partnership adjustments includes the Company's share of amortization of deferred loan costs, lease incentives, straight line rents, and fair-value lease revenue.

12

FFO, CFFO, AND AFFO PER SHARE (1)

SEPTEMBER 30, 2012

(In thousands, except share, per share and ratio amounts)

	Three Months Ended				
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
FFO - basic	$ 54,478	$ 38,992	$ 48,509	$ 45,192	$ 42,090
FFO - diluted	56,166	40,680	50,197	46,880	43,778
CFFO - diluted	56,342	52,925	50,830	47,189	43,914
AFFO - diluted	55,641	55,334	50,756	44,247	42,683
FFO per share - basic	$ 0.35	$ 0.25	$ 0.31	$ 0.31	$ 0.31
FFO per share - diluted (2)	**0.34**	**0.24**	**0.30**	**0.30**	**0.30**
CFFO per share - diluted (2)	**0.34**	**0.32**	**0.30**	**0.30**	**0.30**
AFFO per share - diluted (2)	**0.33**	**0.33**	**0.30**	**0.28**	**0.30**
Dividends and distributions declared per common share	$ 0.215	$ 0.215	$ 0.215	$ 0.20	$ 0.20
CFFO payout ratio	63.2%	67.2%	71.7%	66.7%	66.7%
AFFO payout ratio	65.2%	65.2%	71.7%	71.4%	66.7%
Weighted-average common shares and units outstanding diluted (3)	157,223,682	157,111,463	157,108,910	145,350,296	134,242,201
Dilutive effect of exchangeable senior notes due 2030 (2)	10,127,232	10,127,232	10,127,232	10,017,858	10,017,858
Weighted-average common shares and units outstanding diluted - FFO, CFFO, and AFFO	167,350,914	167,238,695	167,236,142	155,368,154	144,260,059

CFFO and AFFO Per Share - Diluted (2)



$0.35
$0.33
$0.31
$0.29
$0.27
$0.25
$0.30 $0.30
$0.30
$0.28
$0.30 $0.30
$0.32
$0.33
$0.34
$0.33
3Q11
4Q11
1Q12
2Q12
3Q12
CFFO
AFFO

(1) For definitions and discussion of FFO, CFFO, and AFFO see page 33.

(2) The calculations of FFO, CFFO, and AFFO per share diluted include the assumed issuance of common stock pursuant to the exchange provision of the exchangeable senior notes due 2030, which is dilutive based on the "if converted" method for all periods presented since the original issuance in January 2010. Under the if converted method, if the add back of interest charges relating to the exchangeable senior notes due 2030 divided by the corresponding number of common shares issuable upon exchange is dilutive, the potentially issuable shares are included in the calculations of FFO, CFFO, and AFFO per diluted share.

(3) The three months ended June 30, 2012 includes 2,947,140 shares of OP and LTIP units, which are considered anti-dilutive for purposes of calculating diluted earnings per share. The three months ended September 30, 2012, June 30, 2012, March 31, 2012, December 31, 2011, and September 30, 2011, include 1,495,473, 1,388,901, 1,483,706, 1,460,972, and 1,389,873 shares of unvested restricted stock, respectively, which are considered anti-dilutive for purposes of calculating diluted earnings per share.

13

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (1)

SEPTEMBER 30, 2012

(In thousands)

Three Months Ended

9/30/12 6/30/12 3/31/12 12/31/11 9/30/11

Reconciliation of net income/(loss) available to common stockholders to earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA:

Net income/(loss) available to common stockholders $ 2,758 $ (8,713) $ (1,339) $ 12,058 $ 4,765

Interest expense, net 26,817 23,825 22,219 21,725 22,887

Interest expense—unconsolidated partnerships 256 254 256 609 638

Income tax expense 247 38

Depreciation & amortization—consolidated entities 51,372 47,575 44,934 36,670 36,203

Depreciation & amortization—discontinued operations 92 92 92

Depreciation & amortization—unconsolidated partnerships 323 323 323 826 945

EBITDA 81,773 63,302 66,485 71,980 65,530

Noncontrolling interests 46 (172) (30) 244 106

Impairment loss 4,552

Preferred dividends 3,651 3,651 3,651 3,651 3,901

Cost on redemption of preferred stock 165

Non-cash adjustment for marketable securities 545 506 3,802

Gain on revaluation of acquired unconsolidated partnerships (4,679)

Acquisition-related expenses 176 12,245 633 309 136

Adjusted EBITDA $ 85,646 $ 79,571 $ 75,291 $ 72,011 $ 73,640

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see page 33.

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RECONCILIATION OF NET OPERATING INCOME (1)

SEPTEMBER 30, 2012

(In thousands, except ratio amounts)

	Three Months Ended				
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Net income/(loss)	$ 6,455	$ (5,234)	$ 2,282	$ 15,953	$ 8,937
(Income)/loss from discontinued operations	—	(49)	4,420	(163)	(76)
Equity in net loss of unconsolidated partnerships	339	317	355	640	735
Interest expense, net	26,817	23,825	22,219	21,725	22,887
Other expense/(income)	208	549	(174)	(4,244)	4,259
Income from operations	33,819	19,408	29,102	33,911	36,742
Depreciation and amortization	51,372	47,575	44,934	36,670	36,203
General and administrative	10,226	8,576	8,614	9,169	7,682
Acquisition-related expenses	176	12,245	633	309	136
Consolidated net operating income	$ 95,593	$ 87,804	$ 83,283	$ 80,059	$ 80,763
Revenues:					
Rental	$ 101,467	$ 95,708	$ 91,475	$ 84,854	$ 83,549
Tenant recoveries	31,765	28,939	28,453	26,098	26,603
Other revenue (2)	1,305	201	84	1,006	4,487
Total revenues	134,537	124,848	120,012	111,958	114,639
Expenses:					
Rental operations	38,944	37,044	36,729	31,899	33,876
Consolidated net operating income	$ 95,593	$ 87,804	$ 83,283	$ 80,059	$ 80,763
Consolidated net operating income - cash basis (3)	$ 92,032	$ 86,800	$ 83,432	$ 75,140	$ 72,484
Operating margin (4)	70.8%	70.3%	69.4%	71.2%	69.2%
Operating expense recovery (5)	81.6%	78.1%	77.5%	81.8%	78.5%

(1) For a definition and discussion of net operating income, see page 33.
(2) Includes lease termination income.
(3) Consolidated net operating income - cash basis is calculated as (consolidated net operating income - straight line rents - fair value lease revenue - lease incentive revenue - bad debt expense - other revenue).
(4) Operating margin is calculated as ((rental revenues + tenant recovery revenues - rental operations) / (rental revenues + tenant recovery revenues)).
(5) Operating expense recovery is calculated as (tenant recovery revenues / rental operations).

15

INTEREST EXPENSE

SEPTEMBER 30, 2012

(In thousands)

Three Months Ended

9/30/12 6/30/12 3/31/12 12/31/11 9/30/11

Mortgage notes payable $ 10,077 $ 9,882 $ 10,275 $ 10,520 $ 10,776

Exchangeable senior notes 1,688 1,688 1,688 1,698 1,910

Unsecured senior notes 10,334 7,767 7,678 7,678 7,678

Unsecured senior term loan 2,022 1,911 42

Unsecured line of credit 346 533 1,508 808 756

Line of credit fees 729 664 664 671 608

Derivative instruments 522 467 10 444

Interest expense, net—cash basis $ 25,718 $ 22,912 $ 21,865 $ 21,375 $ 22,172

Non-cash interest expense:

Amortization of fair-value of debt acquired (178) (130) (231) (327) (428)

Amortization of debt discounts 218 172 168 170 260

Amortization of deferred loan costs 1,255 1,225 1,035 1,019 1,125

Amortization of deferred interest costs 1,730 1,736 1,742 1,748 1,754

Capitalized interest (1,926) (2,090) (2,360) (2,260) (1,996)

Interest expense, net $ 26,817 $ 23,825 $ 22,219 $ 21,725 $ 22,887

COVERAGE RATIOS (1)

SEPTEMBER 30, 2012

(In thousands, except ratio amounts)

Three Months Ended

9/30/12 6/30/12 3/31/12 12/31/11 9/30/11

Interest coverage ratio

Adjusted EBITDA $ 85,646 $ 79,571 $ 75,291 $ 72,011 $ 73,640

Interest expense:

Interest expense, net 26,817 23,825 22,219 21,725 22,887

Interest expense—unconsolidated partnerships 256 254 256 609 638

Amortization of deferred interest costs (1,730) (1,736) (1,742) (1,748) (1,754)

Amortization of deferred loan costs (1,255) (1,225) (1,035) (1,019) (1,125)

Amortization of debt discounts (218) (172) (168) (170) (260)

Amortization of fair-value of debt acquired 178 130 231 327 428

Total interest expense $ 24,048 $ 21,076 $ 19,761 $ 19,724 $ 20,814

Interest coverage ratio 3.6 3.8 3.8 3.7 3.5

Fixed charge coverage ratio

Adjusted EBITDA $ 85,646 $ 79,571 $ 75,291 $ 72,011 $ 73,640

Fixed charges:

Interest expense, net 26,817 23,825 22,219 21,725 22,887

Interest expense—unconsolidated partnerships 256 254 256 609 638

Amortization of deferred interest costs (1,730) (1,736) (1,742) (1,748) (1,754)

Amortization of deferred loan costs (1,255) (1,225) (1,035) (1,019) (1,125)

Amortization of debt discounts (218) (172) (168) (170) (260)

Amortization of fair-value of debt acquired 178 130 231 327 428

Principal payments 1,975 1,918 2,092 2,141 1,758

Preferred dividends 3,651 3,651 3,651 3,651 3,901

Total fixed charges $ 29,674 $ 26,645 $ 25,504 $ 25,516 $ 26,473

Fixed charge coverage ratio 2.9 3.0 3.0 2.8 2.8

(1)	For a discussion of coverage ratios, see page 33.

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DEBT SUMMARY

SEPTEMBER 30, 2012

(Dollars in thousands)

	Stated Rate	Effective Rate	Principal Balance	Unamortized Premium / (Discount)	Carrying Value	Maturity Date
Consolidated Debt:						
Fixed Rate Mortgages:						
9900 Belward Campus Drive	5.64%	3.99%	$ 10,800	$ 780	$ 11,580	07/17
9901 Belward Campus Drive	5.64%	3.99%	13,301	955	14,256	07/17
Center for Life Science | Boston	7.75%	7.75%	339,399	—	339,399	06/14
500 Kendall Street (Kendall D)	6.38%	5.45%	60,700	2,546	63,246	12/18
Shady Grove Road	5.97%	5.97%	145,334	—	145,334	09/16
900 Uniqema Boulevard	8.61%	5.61%	655	27	682	05/15
Total / Weighted-Average on Fixed Rate Mortgages	7.06%	6.89%	570,189	4,308	574,497	
Fixed Rate Debt:						
Unsecured Exchangeable Senior Notes Due 2030	3.75%	3.75%	180,000	—	180,000	01/30
Unsecured Senior Notes Due 2016	3.85%	3.99%	400,000	(1,834)	398,166	04/16
Unsecured Senior Notes Due 2020	6.13%	6.27%	250,000	(2,071)	247,929	04/20
Unsecured Senior Notes Due 2022	4.25%	4.36%	250,000	(2,140)	247,860	07/22
Subtotal / Weighted-Average on Unsecured Senior Notes	4.59%	4.73%	900,000	(6,045)	893,955	
Total / Weighted-Average on Fixed Rate Debt	5.36%	5.37%	1,650,189	(1,737)	1,648,452	
Variable Rate Debt:						
Unsecured Senior Term Loan - U.S. Dollar (1)	1.87%	2.64%	243,596	—	243,596	03/17
Unsecured Senior Term Loan - GBP (2)	2.18%	2.39%	161,620	—	161,620	03/17
Unsecured Line of Credit (3)	1.77%	1.77%	87,000	—	87,000	07/15
Total / Weighted-Average on Variable Rate Debt	1.95%	2.40%	492,216	—	492,216	
Total / Weighted-Average on Unsecured Debt	3.67%	3.89%	1,572,216	(6,045)	1,566,171	
Total / Weighted-Average on Consolidated Debt	4.57%	4.69%	$ 2,142,405	$ (1,737)	$ 2,140,668	
Share of Unconsolidated Partnership Debt:						
PREI Secured Construction Loan (20%) (variable)	3.23%	3.23%	27,795	—	27,795	08/13
Total / Weighted-Average on Share of Unconsolidated Partnership Debt	3.23%	3.23%	27,795	—	27,795	
Total / Weighted-Average on Consolidated and Share of Unconsolidated Partnership Debt	4.56%	4.67%	$ 2,170,200	$ (1,737)	$ 2,168,463	

(1) The Company entered into interest rate swap agreements that effectively fix the interest rate on $200 million of the unsecured senior term loan facility at 2.81% for five years, subject to adjustments based on the Company's credit ratings. Including the effect of these swaps, the weighted-average effective interest rate for the $243.6 million outstanding under the unsecured senior term loan facility was 2.64% at September 30, 2012.

(2) During the quarter, the Company amended the unsecured senior term loan facility and converted $156.4 million of outstanding borrowings into British pounds sterling equal to £100 million. The principal balance represents the dollar amount based on the exchange rate of $1.62 to £1.00 at the end of the quarter. The Company entered into interest rate swap agreements that effectively fix the interest rate on £100 million at 2.39% for five years, subject to adjustments based on the Company's credit ratings.

(3) Effective rate excludes facility fee of 35 bps on the entire capacity of the unsecured line of credit, or $750.0 million, which equals approximately $664,000 per quarter.

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DEBT MATURITIES

SEPTEMBER 30, 2012

(In thousands)

Weighted-average debt maturity is 5.9 years for consolidated debt (excluding extension options).

	2012	2013	2014	2015	2016	Thereafter	Total
Consolidated debt:							
Fixed rate debt:							
Fixed rate mortgages	$ 2,064	$ 8,595	$ 339,342	$ 6,595	$ 143,784	$ 69,809	$ 570,189
Unsecured exchangeable senior notes due 2030 (1)	—	—	—	—	—	180,000	180,000
Unsecured senior notes due 2016	—	—	—	—	400,000	—	400,000
Unsecured senior notes due 2020	—	—	—	—	—	250,000	250,000
Unsecured senior notes due 2022	—	—	—	—	—	250,000	250,000
Total fixed rate debt	2,064	8,595	339,342	6,595	543,784	749,809	1,650,189
Variable rate debt:							
Unsecured senior term loan - U.S. Dollar	—	—	—	—	—	243,596	243,596
Unsecured senior term loan - GBP	—	—	—	—	—	161,620	161,620
Unsecured line of credit	—	—	—	87,000	—	—	87,000
Total variable rate debt	—	—	—	87,000	—	405,216	492,216
Total consolidated debt	$ 2,064	$ 8,595	$ 339,342	$ 93,595	$ 543,784	$ 1,155,025	$ 2,142,405
Share of unconsolidated partnership debt:							
PREI secured construction loan (20%) (variable)	—	27,795	—	—	—	—	27,795
Share of total unconsolidated partnership debt	$ —	$ 27,795	$ —	$ —	$ —	$ —	$ 27,795
Total consolidated and share of unconsolidated partnership debt	$ 2,064	$ 36,390	$ 339,342	$ 93,595	$ 543,784	$ 1,155,025	$ 2,170,200

Consolidated Debt Maturity Schedule (in thousands)


$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
$2,064
$8,595
$339,342
$93,595
$543,784
$1,155,025
2012
2013
2014
2015
2016
Thereafter

(1) The holders of the unsecured exchangeable senior notes due 2030 (the "2030 Notes") have the right to require the Company to repurchase the 2030 Notes, in whole or in part, for cash on each of January 15, 2015, January 15, 2020 and January 15, 2025, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the 2030 Notes plus accrued and unpaid interest.

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COMMON AND PREFERRED STOCK DATA

SEPTEMBER 30, 2012

(Shares in thousands)

Summary of Common Shares	Three Months Ended 09/30/12	06/30/12	03/31/12	12/31/11	09/30/11
Earnings per share					
Weighted-average common shares outstanding	152,785	152,775	152,659	140,909	129,872
Weighted-average OP and LTIP units outstanding	2,943	—	2,966	2,980	2,980
Diluted common shares - EPS	155,728	152,775	155,625	143,889	132,852
Funds from operations					
Weighted-average common shares outstanding	152,785	152,775	152,659	140,909	129,872
Weighted-average OP and LTIP units outstanding	2,943	2,948	2,966	2,980	2,980
Dilutive effect of restricted stock	1,496	1,389	1,484	1,461	1,390
Dilutive effect of exchangeable senior notes due 2030	10,127	10,127	10,127	10,018	10,018
Diluted common shares - FFO	167,351	167,239	167,236	155,368	144,260
Closing common shares, OP and LTIP units outstanding	157,278	157,127	157,120	157,081	134,245
Preferred shares outstanding	7,920	7,920	7,920	7,920	7,920
High price	$ 19.94	$ 20.30	$ 19.65	$ 18.95	$ 21.03
Low price	$ 18.10	$ 17.52	$ 17.72	$ 15.44	$ 14.94
Average closing price	$ 18.81	$ 18.71	$ 18.65	$ 17.68	$ 18.16
Closing price	$ 18.72	$ 18.68	$ 18.98	$ 18.08	$ 16.57
Dividends per share - annualized	$ 0.86	$ 0.86	$ 0.86	$ 0.80	$ 0.80
Closing dividend yield - annualized	4.6%	4.6%	4.5%	4.4%	4.8%

Dividends per Share	09/30/12	06/30/12	03/31/12	12/31/11	09/30/11
Common Stock - BMR					
Amount	$ 0.215	$ 0.215	$ 0.215	$ 0.20	$ 0.20
Declared	September 14, 2012	June 15, 2012	March 15, 2012	December 14, 2011	September 15, 2011
Record	September 28, 2012	June 29, 2012	March 30, 2012	December 30, 2011	September 30, 2011
Paid	October 15, 2012	July 16, 2012	April 16, 2012	January 17, 2012	October 17, 2011
Preferred Stock - BMR PrA					
Amount	$ 0.46094	$ 0.46094	$ 0.46094	$ 0.46094	$ 0.46094
Declared	September 14, 2012	June 15, 2012	March 15, 2012	December 14, 2011	September 15, 2011
Record	September 28, 2012	June 29, 2012	March 30, 2012	December 30, 2011	September 30, 2011
Paid	October 15, 2012	July 16, 2012	April 16, 2012	January 17, 2012	October 17, 2011

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MARKET SUMMARY

SEPTEMBER 30, 2012

Market	Leased Square Feet	Current (1) Annualized Base Rent	Current (1) Percent of Annualized Base Rent	Current (1) Annualized Base Rent per Leased Sq Ft	Expiration (2) Annualized Base Rent	Expiration (2) Percent of Annualized Base Rent	Expiration (2) Annualized Base Rent per Leased Sq Ft
		(In thousands)			(In thousands)		
Boston	2,858,978	$ 154,840	35.6%	$ 54.16	$ 166,781	33.1%	$ 58.34
San Francisco	2,244,257	65,718	15.1%	29.28	79,293	15.8%	35.33
San Diego	1,835,736	60,420	13.9%	32.91	75,283	15.0%	41.01
Maryland	1,578,549	59,934	13.8%	37.97	75,119	14.9%	47.59
New York / New Jersey	1,161,249	39,410	9.1%	33.94	48,558	9.7%	41.82
Pennsylvania	652,009	15,181	3.5%	23.28	16,083	3.2%	24.67
Seattle	244,737	11,710	2.7%	47.85	13,375	2.7%	54.65
University Related - Other	829,576	28,015	6.3%	33.77	28,674	5.6%	34.56
Total portfolio / weighted-average	11,405,091	$ 435,228	100.0%	$ 38.16	$ 503,166	100.0%	$ 44.12

Market	Percent Leased: Total Operating Portfolio	Percent Leased: Redevelopment (3)	Percent Leased: Unconsolidated Partnership Portfolio (4)
Boston	93.9%	—	45.0%
San Francisco	79.7%	—	—
San Diego	91.8%	—	100.0%
Maryland	97.0%	55.9%	—
New York / New Jersey	82.3%	—	—
Pennsylvania	89.8%	—	—
Seattle	63.0%	—	—
University Related - Other	98.7%	—	—
Total portfolio (5)	88.6%	55.9%	56.4%
Total portfolio weighted-average leased % (6)	90.5%	34.1%	56.4%

(1) Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.

(2) Annualized base rent at expiration is the monthly contractual rent as of date of expiration of the applicable lease (not including any extension option(s)), multiplied by 12 months.

(3) See page 24 for detail of the consolidated portfolio and page 34 for definitions of terms.

(4) See page 25 for detail of the unconsolidated partnership portfolio.

(5) Calculated based on leased square feet divided by total square feet.

(6) Calculated based on gross book value for each asset multiplied by the percentage leased.

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PROPERTY LISTING - CONSOLIDATED PORTFOLIO

SEPTEMBER 30, 2012

	Property	Acquisition Date	Property Status (1)	Buildings	Rentable Square Feet	Percent of Rentable Sq Ft	Leased Square Feet	Percent Leased 9/30/12	Percent Leased 6/30/12
	Boston								
1	Albany Street	May 31, 2005	Stabilized	2	75,003	0.6%	75,003	100.0%	100.0%
2	320 Bent Street (2)	December 14, 2011	Stabilized	1	195,198	1.5%	191,576	98.1%	78.8%
3	301 Binney Street (2)	December 14, 2011	Lease Up	1	417,290	3.3%	310,381	74.4%	74.4%
4	301 Binney Street Garage (2)	December 14, 2011	Stabilized	1	503 Stalls	n/a	503 Stalls	100.0%	100.0%
5	210 Broadway	February 9, 2012	Lease Up	1	64,812	0.5%	19,242	29.7%	26.1%
6	Center for Life Science | Boston	November 17, 2006	Stabilized	1	704,159	6.0%	696,383	98.9%	98.9%
7	Charles Street	April 7, 2006	Stabilized	1	47,912	0.4%	47,912	100.0%	100.0%
8	Coolidge Avenue	April 5, 2005	Lease Up	1	37,684	0.3%	29,490	78.3%	86.5%
9	21 Erie Street	May 31, 2005	Stabilized	1	48,627	0.4%	48,627	100.0%	100.0%
10	40 Erie Street	May 31, 2005	Stabilized	1	100,854	0.8%	100,854	100.0%	100.0%
11	47 Erie Street Parking Structure	May 31, 2005	Stabilized	1	447 Stalls	n/a	447 Stalls	100.0%	100.0%
12	Fresh Pond Research Park	April 5, 2005	Stabilized	6	90,702	0.7%	89,176	98.3%	51.5%
13	50 Hampshire Street	February 9, 2012	Stabilized	1	183,052	1.4%	183,052	100.0%	99.4%
14	60 Hampshire Street	February 9, 2012	Stabilized	1	39,014	0.3%	39,014	100.0%	100.0%
15	500 Kendall Street (Kendall D)	May 31, 2005	Stabilized	1	349,325	2.7%	346,535	99.2%	99.2%
16	675 W. Kendall Street (Kendall A)	May 31, 2005	Stabilized	1	302,919	2.4%	302,919	100.0%	100.0%
17	Kendall Crossing Apartments (2)	December 14, 2011	Stabilized	1	37 Apts.	n/a	37 Apts.	100.0%	94.4%
18	Sidney Street	May 31, 2005	Stabilized	1	191,904	1.5%	191,904	100.0%	100.0%
19	Vassar Street	May 31, 2005	Stabilized	1	60,845	0.5%	60,845	100.0%	100.0%
	Total Boston			25	2,909,300	23.3%	2,732,913	93.9%	91.2%
	San Francisco								
20	Ardentech Court	November 18, 2004	Stabilized	1	55,588	0.4%	55,588	100.0%	100.0%
21	Ardenwood Venture (3)	June 14, 2006	Lease Up	1	72,500	0.6%	56,257	77.6%	77.6%
22	Bayshore Boulevard	August 17, 2004	Stabilized	3	183,344	1.4%	183,344	100.0%	100.0%
23	Bridgeview Technology Park I	September 10, 2004	Lease Up	2	201,567	1.6%	176,616	87.6%	87.6%
24	Bridgeview Technology Park II	March 16, 2005	Lease Up	1	50,400	0.4%	28,714	57.0%	57.0%
25	550 Broadway Street	April 27, 2012	Stabilized	1	71,239	0.6%	71,239	100.0%	100.0%
26	Dumbarton Circle	May 27, 2005	Stabilized	3	44,000	0.3%	44,000	100.0%	100.0%
27	Gateway Business Park	October 26, 2010	Stabilized	6	284,013	2.2%	283,164	99.7%	99.7%
28	Industrial Road	August 17, 2004	Stabilized	1	171,344	1.3%	171,344	100.0%	100.0%
29	Kaiser Drive	August 25, 2005	Lease Up	1	87,953	0.7%	49,915	56.8%	56.8%
30	Pacific Industrial Center	July 11, 2006	Lease Up	1	305,026	2.4%	219,255	71.9%	71.9%
31	Pacific Research Center North	July 11, 2006	Lease Up	6	661,245	5.2%	436,391	66.0%	62.8%
32	Pacific Research Center South	July 11, 2006	Lease Up	3	423,246	3.3%	263,543	62.3%	62.3%
33	Science Center at Oyster Point	October 26, 2010	Stabilized	2	204,887	1.6%	204,887	100.0%	100.0%
	Total San Francisco			32	2,816,352	22.0%	2,244,257	79.7%	78.9%
	San Diego								
34	Balboa Avenue	August 13, 2004	Stabilized	1	35,344	0.3%	35,344	100.0%	100.0%
35	Bernardo Center Drive	August 13, 2004	Stabilized	1	61,286	0.5%	61,286	100.0%	100.0%
36	Coast 9	October 15, 2010	Lease Up	8	164,074	1.3%	136,031	82.9%	73.7%
37	4570 Executive Drive	September 17, 2010	Lease Up	1	125,219	1.0%	106,757	85.3%	85.3%
38	Faraday Avenue	September 19, 2005	Stabilized	1	28,704	0.2%	28,704	100.0%	100.0%
39	Gazelle Court	March 30, 2010	Stabilized	1	176,000	1.4%	176,000	100.0%	100.0%
40	3525 John Hopkins Court	December 28, 2010	Stabilized	1	48,306	0.4%	48,306	100.0%	100.0%
41	3545-3575 John Hopkins Court	August 16, 2006	Lease Up	1	72,192	0.6%	54,126	75.0%	75.0%
42	6114-6154 Nancy Ridge Drive	May 2, 2007	Stabilized	3	196,557	1.5%	196,557	100.0%	100.0%
43	6122-6126 Nancy Ridge Drive	April 25, 2012	Stabilized	1	68,000	0.5%	68,000	100.0%	100.0%
44	6828 Nancy Ridge Drive	April 21, 2005	Stabilized	1	42,138	0.3%	42,138	100.0%	100.0%
45	Pacific Center Boulevard	August 24, 2007	Stabilized	2	66,745	0.5%	66,745	100.0%	100.0%
46	Road to the Cure	December 14, 2006	Lease Up	1	67,998	0.5%	37,219	54.7%	54.7%
47	San Diego Science Center	October 21, 2004	Lease Up	1	105,364	0.8%	66,994	63.6%	63.4%
48	10240 Science Center Drive	September 23, 2010	Stabilized	1	49,347	0.4%	49,347	100.0%	100.0%
49	10255 Science Center Drive	September 24, 2004	Stabilized	1	53,740	0.4%	53,740	100.0%	100.0%
50	Sorrento Plaza	December 18, 2010	Stabilized	2	31,184	0.2%	31,184	100.0%	100.0%
51	Sorrento Valley Boulevard	December 7, 2006	Stabilized	1	54,924	0.4%	54,924	100.0%	100.0%
52	11388 Sorrento Valley Road	September 10, 2010	Stabilized	1	35,940	0.3%	35,940	100.0%	100.0%
53	Summers Ridge	June 8, 2012	Stabilized	—	—	n/a	—	100.0%	100.0%

22

BioMed Realty
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PROPERTY LISTING - CONSOLIDATED PORTFOLIO

SEPTEMBER 30, 2012

	Property	Acquisition Date	Property Status (1)	Buildings	Rentable Square Feet	Percent of Rentable Sq Ft	Leased Square Feet	Percent Leased 9/30/12	Percent Leased 6/30/12
	San Diego (Continued)								
54	Torreyana Road	March 22, 2007	Stabilized	1	81,204	0.6%	81,204	100.0%	100.0%
55	9865 Towne Centre Drive	August 12, 2004	Stabilized	2	94,866	0.7%	94,866	100.0%	100.0%
56	9885 Towne Centre Drive	August 12, 2004	Stabilized	2	104,870	0.8%	104,870	100.0%	100.0%
57	Waples Street	March 1, 2005	Stabilized	1	50,055	0.4%	50,055	100.0%	100.0%
58	Wateridge Circle	November 1, 2011	Lease Up	3	106,490	0.8%	82,536	77.5%	77.5%
	Total San Diego			39	1,920,547	14.8%	1,762,873	91.8%	91.0%
	Maryland								
59	Beckley Street	December 17, 2004	Stabilized	1	77,225	0.6%	77,225	100.0%	100.0%
60	9900 Belward Campus Drive	July 18, 2012	Lease Up	1	49,317	0.4%	41,324	83.8%	n/a
61	9901 Belward Campus Drive	July 18, 2012	Stabilized	1	57,152	0.4%	57,110	99.9%	n/a
62	9911 Belward Campus Drive	May 24, 2006	Stabilized	1	289,912	2.3%	289,912	100.0%	100.0%
63	9920 Belward Campus Drive	May 8, 2007	Stabilized	1	51,181	0.4%	51,181	100.0%	100.0%
64	9704 Medical Center Drive	May 3, 2010	Stabilized	1	122,600	1.0%	122,600	100.0%	100.0%
65	9708-9714 Medical Center Drive	May 3, 2010	Redevelopment	3	92,124	0.7%	5,399	5.9%	5.9%
66	1701 / 1711 Research Boulevard	May 9, 2011	Redevelopment	1	104,743	0.8%	104,743	100.0%	100.0%
67	Shady Grove Road	May 24, 2006	Stabilized	4	635,058	5.0%	635,058	100.0%	100.0%
68	Tributary Street	December 17, 2004	Stabilized	1	91,592	0.7%	91,592	100.0%	100.0%
69	50 West Watkins Mill Road	May 7, 2010	Lease Up	1	57,410	0.5%	20,000	34.8%	34.8%
70	55 / 65 West Watkins Mill Road	February 23, 2010	Stabilized	2	82,405	0.6%	82,405	100.0%	100.0%
	Total Maryland			18	1,710,719	13.4%	1,578,549	92.3%	92.3%
	New York / New Jersey								
71	Ardsley Park	June 23, 2011	Stabilized	5	160,500	1.3%	160,500	100.0%	100.0%
72	Graphics Drive	March 17, 2005	Lease Up	1	72,300	0.6%	46,386	64.2%	64.2%
73	Landmark at Eastview	August 12, 2004	Lease Up	5	768,063	6.0%	593,843	77.3%	78.6%
74	Landmark at Eastview II	August 12, 2004	Stabilized	3	360,520	2.8%	360,520	100.0%	100.0%
75	One Research Way	May 31, 2006	Lease Up	1	49,421	0.4%	—	—	—
	Total New York / New Jersey			15	1,410,804	11.1%	1,161,249	82.3%	83.0%
	Pennsylvania								
76	Eisenhower Road	August 13, 2004	Stabilized	1	27,750	0.2%	27,750	100.0%	100.0%
77	George Patterson Boulevard	October 28, 2005	Stabilized	1	71,500	0.6%	71,500	100.0%	100.0%
78	King of Prussia	August 11, 2004	Stabilized	5	374,387	2.9%	374,387	100.0%	100.0%
79	Phoenixville Pike	May 5, 2005	Lease Up	1	104,400	0.8%	90,518	86.7%	86.7%
80	Spring Mill Drive	July 20, 2006	Stabilized	1	76,561	0.6%	76,561	100.0%	100.0%
81	900 Uniqema Boulevard	January 13, 2006	Stabilized	1	11,293	0.1%	11,293	100.0%	100.0%
82	1000 Uniqema Boulevard	September 30, 2005	Lease Up	1	59,821	0.5%	—	—	—
	Total Pennsylvania			11	725,712	5.7%	652,009	89.8%	89.8%
	Seattle								
83	Elliott Avenue	August 24, 2004	Lease Up	1	151,194	1.2%	64,483	42.6%	42.6%
84	500 Fairview Avenue	January 28, 2008	Stabilized	1	22,213	0.2%	22,213	100.0%	100.0%
85	530 Fairview Avenue	January 12, 2006	Stabilized	1	96,305	0.8%	96,305	100.0%	100.0%
86	Monte Villa Parkway	August 17, 2004	Lease Up	1	51,000	0.4%	19,108	37.5%	37.5%
87	217th Place	November 21, 2006	Lease Up	1	67,799	0.5%	42,628	62.9%	62.9%
	Total Seattle			5	388,511	3.1%	244,737	63.0%	63.0%
	University Related - Other								
88	Granta Park	June 12, 2012	Stabilized	11	472,234	3.7%	469,686	99.5%	99.5%
89	Paramount Parkway	July 20, 2010	Stabilized	1	61,603	0.5%	61,603	100.0%	100.0%
90	Patriot Drive	December 17, 2010	Lease Up	1	48,394	0.4%	39,691	82.0%	82.0%
91	Trade Centre Avenue	August 9, 2006	Stabilized	2	78,023	0.6%	78,023	100.0%	100.0%
92	Walnut Street	July 7, 2006	Stabilized	4	149,984	1.2%	149,984	100.0%	100.0%
93	Weston Parkway	December 17, 2010	Stabilized	1	30,589	0.2%	30,589	100.0%	100.0%
	Total University Related - Other			20	840,827	6.6%	829,576	98.7%	98.7%
	Total			**165**	**12,722,772**	**100.0%**	**11,206,163**	**88.1%**	**87.2%**

(1) For a definition of Property Status, see page 34.
(2) Previously held through the Company's joint venture with PREI, the Company purchased PREI's interest in these properties in December 2011.
(3) The Company owns 87.5% of the limited liability company that owns the Ardenwood Venture property.

23

REDEVELOPMENT, PRE-DEVELOPMENT AND OTHER CAPITAL IMPROVEMENTS

BioMed Realty
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SEPTEMBER 30, 2012

(Dollars in thousands)

Property	Market	Rentable Square Feet	Percent Leased	Investment to Date (1)	Estimated Total Investment (2)	Estimated In-Service Date (3)
Redevelopment:						
9708-9714 Medical Center Drive	Maryland	92,124	5.9%	$ 29,100	$ 29,400	Q1 2013
1701 / 1711 Research Blvd	Maryland	104,743	100.0%	13,300	28,200	Q3 2013
Total / weighted-average		196,867	55.9%	$ 42,400	$ 57,600	
Other Capital Improvements (4)				$ 38,800		
Pre-Development:						
Eccles Avenue	San Francisco	260,000	—	$ 28,600		
4775 / 4785 Executive Drive	San Diego	250,000	—	29,100		
450 Kendall Street (Kendall G)	Boston	53,000	—	9,600		
Total / weighted-average		563,000	—	$ 67,300		
Total				$ 148,500		

Additional Development Potential: Market	Estimated Developable Square Feet
Boston	50,000
San Francisco	1,346,000
Maryland	674,000
New York / New Jersey	964,000
Pennsylvania	103,000
Seattle	126,000
University Related - Other	138,000
Total	3,401,000
Total Development Potential (including Pre-Development)	3,964,000

Capitalized Interest 3 Mo. Ended 9/30/12 (5)	
Redevelopment	$ 618
Other Capital Improvements (4)	434
Pre-Development	874
Total	$ 1,926

(1) Includes amounts paid for acquiring the property, landlord improvements, and tenant improvement allowances, but for Redevelopment properties excludes any amounts accrued, and payroll, interest or operating expenses capitalized, through September 30, 2012.

(2) Excludes costs associated with speculative leasing. Pre-development only includes amounts related to basis, planning, entitlement, or other preparations for future construction and excludes amounts for total estimated future construction costs.

(3) Management's estimate of the time in which construction is substantially completed. A project is considered substantially complete and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity.

(4) Includes improvements on operating properties, including major tenant improvement projects on properties which are not considered to be in Redevelopment or Pre-development as of September 30, 2012.

(5) Interest was capitalized at an average rate of 5.21% during the three months ended September 30, 2012.

24

BioMed Realty
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PROPERTY LISTING - UNCONSOLIDATED PARTNERSHIPS

SEPTEMBER 30, 2012

(Dollars in thousands)

Property	Acquisition Date	Property Status (1)	Buildings	Rentable Square Feet	Leased Square Feet	Percent Leased 9/30/12	Percent Leased 6/30/12	Market
McKellar Court								
McKellar Court	September 30, 2004	Stabilized	1	72,863	72,863	100.0%	100.0%	San Diego
PREI								
650 E. Kendall Street (Kendall B)	April 4, 2007	Lease Up	1	280,000	126,065	45.0%	45.0%	Boston
350 E. Kendall Street Garage (Kendall F)	April 4, 2007	Stabilized	1	1,409 Stalls	1,409 Stalls	100.0%	100.0%	Boston

	McKellar Court (2)	PREI	Total
Total assets	$ 14,131	$ 246,108	$ 260,239
Total debt (3)	10,280	138,975	149,255
Current annualized base rent	1,920	6,884	8,804
BioMed's net investment in unconsolidated partnerships	$ 12,232	$ 19,723	$ 31,955
BioMed's pro rata share of debt	—	27,795	27,795
BioMed ownership percentage	22%	20%	20%

(1) For a definition of Property Status, see page 34.

(2) The Company owns a general partnership interest in the limited partnership that owns this property, which entitles it to 75% of the gains upon a sale of the property and 22% of the operating cash flows.

(3) McKellar Court's debt is payable to BioMed Realty, L.P. and is included in investments in unconsolidated partnerships on the Company's consolidated balance sheet.

25

LEASE EXPIRATIONS
SEPTEMBER 30, 2012

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The weighted-average remaining lease terms are 7.4 years for the consolidated portfolio and 7.5 years for the total portfolio.

			Current (1)			Expiration (2)		
Expiration	Leased Square Feet	Percent of Leased Square Feet	Annualized Base Rent *(In thousands)*	Percent of Annualized Base Rent	Annualized Base Rent per Leased Square Feet	Annualized Base Rent *(In thousands)*	Percent of Annualized Base Rent	Annualized Base Rent per Leased Square Feet
Month-to-month	6,119	0.1%	$ 139	—	$ 22.72	$ 139	—	$ 22.72
Fourth quarter 2012	188,274	1.7%	14,317	3.3%	76.04	14,319	2.8%	76.05
2012	188,274	1.7%	14,317	3.3%	76.04	14,319	2.8%	76.05
2013	765,335	6.7%	22,102	5.1%	28.88	22,599	4.5%	29.53
2014	745,667	6.5%	21,474	4.9%	28.80	21,945	4.4%	29.43
2015	493,298	4.3%	16,176	3.7%	32.79	16,933	3.4%	34.33
2016	1,172,113	10.3%	47,186	10.8%	40.26	50,640	10.1%	43.20
2017	438,905	3.8%	12,963	3.0%	29.53	14,717	2.9%	33.53
2018	1,264,492	11.1%	54,322	12.5%	42.96	60,354	12.0%	47.73
2019	592,023	5.2%	18,403	4.2%	31.08	20,657	4.1%	34.89
2020	783,426	6.9%	30,829	7.1%	39.35	30,777	6.1%	39.29
2021	679,533	6.0%	18,843	4.3%	27.73	21,903	4.4%	32.23
Thereafter	4,275,906	37.4%	178,474	41.1%	41.74	228,183	45.3%	53.36
Total / weighted-average	11,405,091	100.0%	$ 435,228	100.0%	$ 38.16	$ 503,166	100.0%	$ 44.12

Annual Rent Expirations


Percent of Current Annualized Base Rent (1)
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
3.3%
5.1%
4.9%
3.7%
10.8%
3.0%
12.5%
4.2%
7.1%
4.3%
41.1%
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Thereafter

(1) Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.

(2) Annualized base rent at expiration is the monthly contractual rent as of the date of expiration of the applicable lease (not including any extension option(s)), multiplied by 12 months.

26

EXPIRATIONS BY MARKET

SEPTEMBER 30, 2012

Leased Square Feet

Expiration Boston San Francisco San Diego Maryland NY/NJ Pennsylvania Seattle University/Other Total

Month-to-month 904 3,172 2,043 6,119

2012 138,963 24,532 1,790 22,213 776 188,274

2013 210,347 179,072 238,620 16,885 29,946 61,703 19,108 9,654 765,335

2014 28,019 74,929 75,603 62,900 63,525 407,961 32,730 745,667

2015 36,527 85,895 284,052 4,374 44,382 38,068 493,298

2016 538,283 195,045 35,716 4,721 40,687 31,166 36,885 289,610 1,172,113

2017 87,784 119,923 64,178 95,747 61,517 9,756 438,905

2018 832,038 85,274 262,995 2,346 24,944 42,628 14,267 1,264,492

2019 23,115 133,571 81,204 186,550 49,664 117,919 592,023

2020 353,410 49,915 72,863 130,846 39,958 136,434 783,426

2021 16,634 250,306 8,365 39,505 132,933 71,500 160,290 679,533

Thereafter 732,821 931,364 686,704 1,029,713 765,696 35,297 64,483 29,828 4,275,906

Total 2,858,978 2,244,257 1,835,736 1,578,549 1,161,249 652,009 244,737 829,576 11,405,091

BioMed Realty
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10 LARGEST TENANTS

SEPTEMBER 30, 2012

BioMed's properties were leased to 213 tenants.

	Tenant	Leased Square Feet	Percent of Leased Sq Ft	Annualized Base Rent Current (1) *(In thousands)*	Annualized Base Rent per Leased Sq Ft Current	Percent of Annualized Base Rent Current Total Portfolio	Lease Expiration
1	GlaxoSmithKline plc (2)	924,970	8.1%	$ 44,483	$ 48.09	10.2%	June 2026
2	Vertex Pharmaceuticals Incorporated (3)	685,286	6.0%	34,260	49.99	7.9%	Multiple
3	Elan Pharmaceuticals, Inc. (4)	414,430	3.6%	27,238	65.72	6.3%	Multiple
4	Beth Israel Deaconess Medical Center, Inc.	362,364	3.2%	25,543	70.49	5.9%	July 2023
5	Regeneron Pharmaceuticals, Inc. (5)	599,676	5.3%	24,818	41.39	5.7%	Multiple
6	Sanofi (6)	418,003	3.7%	19,470	46.58	4.5%	Multiple
7	Children's Hospital Corporation (7)	200,081	1.8%	13,754	68.74	3.2%	May 2023
8	Ironwood Pharmaceuticals, Inc.	210,259	1.8%	11,257	53.54	2.6%	February 2016
9	Merck & Co., Inc. (8)	175,893	1.5%	9,343	53.12	2.1%	Multiple
10	Janssen Biotech, Inc. (Johnson & Johnson)	374,387	3.3%	9,002	24.04	2.1%	April 2014
	Total / weighted-average (9)	4,365,349	38.3%	$ 219,168	$ 50.21	50.5%	

(1) Based on current annualized base rent. Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.
(2) The Company's tenant is Human Genome Sciences (HGS), a wholly owned subsidiary of GlaxoSmithKline plc (GSK).
(3) 81,204 square feet are leased with a subsidiary of Vertex Pharmaceuticals Incorporated. 292,758 square feet expire January 2016, 20,608 square feet expire May 2017, 290,716 square feet expire May 2018, and 81,204 square feet expire January 2019.
(4) 138,963 square feet expire December 2012, 70,580 square feet expire December 2014, 115,888 square feet expire April 2024, and 88,999 square feet expire February 2025.
(5) 7,110 square feet expire June 2013 and 592,566 square feet expire July 2024.
(6) 343,000 square feet expire August 2018 and 75,003 square feet expire October 2018.
(7) This tenant guarantees rent on 49,866 square feet leased at the Center for Life Science | Boston.
(8) This tenant guarantees rent on 30,589 square feet leased at Weston Parkway. 145,304 square feet expire September 2013 and 30,589 square feet expire January 2014.
(9) Without regard to any early lease terminations and/or renewal options.

28

SAME PROPERTY ANALYSIS

SEPTEMBER 30, 2012

(Dollars in thousands)

Three Months Ended

Total Same Property Portfolio (1) 9/30/12 9/30/11 Percent Change

Rentable square feet 11,430,958 11,430,958

Percent of total portfolio 87.4% 95.5%

Percent leased 86.8% 81.7%

Revenues:

Rental $ 89,427 $ 86,505 3.4%

Tenant recoveries 31,649 30,252 4.6%

Total revenues 121,076 116,757 3.7%

Expenses:

Rental operations 35,843 38,111 (6.0%)

Same property net operating income (2) $ 85,233 $ 78,646 8.4%

Less straight line rents, fair-value lease revenue, lease incentive revenue, and bad debt expense (1,484) (919) 61.5%

Same property net operating income—cash basis (2) (3) $ 83,749 $ 77,727 7.7%

Rental revenue—cash basis (3) $ 87,451 $ 84,163 3.9%

Change in Same Property NOI—Cash Basis (4)

7.7%

6.4%

8.0%

5.7%

4.3%

6.0%

2.2%

4.0%

2.0%

0.0%

3Q11 4Q11 1Q12 2Q12 3Q12

(1) The same property portfolio includes properties in the total portfolio that were stabilized or in lease up throughout the full quarter in both the current year and the prior year.

(2) For a definition and discussion of net operating income, see page 33. For a quantitative reconciliation of net operating income to net income in accordance with GAAP, see page 15. (3) Represents rents on a “cash-on-cash” basis.

(4)	Compared to the same period in the prior year.

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ACQUISITIONS / DISPOSITIONS

SEPTEMBER 30, 2012

Acquisitions Detail for 2012: Property	Market	Closing Date	Rentable Square Feet (1)	Investment (In thousands)	Percent Leased at Acquisition
First Quarter 2012					
Cambridge Place (2)	Boston	February 9, 2012	286,878	$ 119,000	80.2%
First quarter total			286,878	$ 119,000	80.2%
Second Quarter 2012					
6122-6126 Nancy Ridge Drive	San Diego	April 25, 2012	68,000	$ 20,000	100.0%
550 Broadway Street	San Francisco	April 27, 2012	71,239	28,000	100.0%
Summers Ridge (3)	San Diego	June 8, 2012	—	47,184	100.0%
Granta Park	University Related - Other	June 12, 2012	472,234	196,044	99.5%
Second quarter total			611,473	$ 291,228	99.6%
Third Quarter 2012					
9900/9901 Belward Campus Drive	Maryland	July 18, 2012	106,469	$ 26,170	92.5%
Third quarter total			106,469	$ 26,170	92.5%
Total 2012 Acquisitions			1,004,820	$ 436,398	93.3%

Dispositions Detail for 2012: Property	Market	Closing Date	Rentable Square Feet (1)	Gross Proceeds (In thousands)
Second Quarter 2012				
Forbes Boulevard	San Francisco	April 27, 2012	240,000	$ 28,000
Second quarter total			240,000	$ 28,000
Total 2012 Dispositions			240,000	$ 28,000

(1) Rentable square feet at the time of acquisition or disposition.
(2) Includes 210 Broadway, 50 Hampshire Street and 60 Hampshire Street properties.
(3) Consists of two adjacent development sites. Concurrent with the acquisition, the Company signed a 20-year ground lease with Shire Regenerative Medicine, a subsidiary of Shire plc.

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LEASING ACTIVITY (1)

SEPTEMBER 30, 2012

Current Current

Leased Annualized Pre-Leased Annualized

Square Base Rent per Square Base Rent per

Feet Leased Sq Ft Feet Pre-Leased Sq Ft

Leased Square Feet as of June 30, 2012 11,191,164 79,876

Acquisitions 98,434 $ 27.40

Expirations (276,178) 32.75

Pre-leased delivery 33,169 31.13 (33,169) $ 31.13

Renewals, amendments, and extensions 176,655 25.57

New leases—1st generation (2) 92,280 29.46 8,712

New leases—2nd generation (2) 89,567 44.16 146 56.00

Leased Square Feet as of September 30, 2012 11,405,091 55,565

Three Months Ended

9/30/12 6/30/12 3/31/12 12/31/11 9/30/11

New leases 190,705 263,432 395,365 141,147 232,462

Renewals, amendments, and extensions 176,655 87,383 70,894 112,795 94,506

Gross Leasing Activity 367,360 350,815 466,259 253,942 326,968

Net Absorption 115,493 186,911 210,313 66,673 2,316

Gross Leasing Activity

600,000

466,259

500,000

367,360

350,815

326,968

400,000

253,942

300,000

200,000

100,000

3Q11 4Q11 1Q12 2Q12 3Q12&p

Net Absorption

210,313

186,911

115,493

66,673

2,316

3Q11 4Q11 1Q12 2Q12 3Q12

&p(1) Leasing activity for leases signed during the periods presented, which may be different than the period of actual occupancy. (2) For definitions of first and second generation leases, see page 34.

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TENANT IMPROVEMENTS, LEASING COMMISSIONS, AND TENANT CONCESSIONS

SEPTEMBER 30, 2012

	Three Months Ended				
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Renewals, Amendments, and Extensions (1)					
Number of renewals	6	7	6	7	8
Square feet	176,655	87,383	70,894	112,795	94,506
Tenant improvement costs per square foot (2)	$ 21.68	$ 0.17	$ 10.31	$ —	$ 0.79
Leasing commission costs per square foot (2)	6.23	1.15	2.99	1.96	6.85
Tenant concession costs per square foot (2) (3)	2.60	0.24	7.99	0.24	—
Total tenant improvement, leasing commission, and tenant concession costs psf	$ 30.51	$ 1.56	$ 21.29	$ 2.20	$ 7.64
New Leases - 1st Generation (4)					
Number of leases	8	8	8	5	2
Square feet	100,992	219,552	319,947	57,783	107,504
Tenant improvement costs per square foot (2)	$ 1.14	$ 118.40	$ 18.98	$ 42.91	$ 139.53
Leasing commission costs per square foot (2)	7.77	17.19	7.84	8.26	0.52
Tenant concession costs per square foot (2) (3)	4.93	4.28	29.22	11.28	0.17
Total tenant improvement, leasing commission, and tenant concession costs psf	$ 13.84	$ 139.87	$ 56.04	$ 62.45	$ 140.22
New Leases - 2nd Generation (4)					
Number of leases	8	8	8	9	9
Square feet	89,713	43,880	75,418	83,364	124,958
Tenant improvement costs per square foot (2)	$ 46.58	$ 7.93	$ 27.22	$ 0.99	$ 33.92
Leasing commission costs per square foot (2)	7.48	5.62	2.78	1.36	8.37
Tenant concession costs per square foot (2) (3)	1.55	7.16	4.22	11.82	10.45
Total tenant improvement, leasing commission, and tenant concession costs psf	$ 55.61	$ 20.71	$ 34.22	$ 14.17	$ 52.74
Total					
Number of renewals/leases	22	23	22	21	19
Square feet	367,360	350,815	466,259	253,942	326,968
Tenant improvement costs per square foot (2)	$ 22.42	$ 75.14	$ 19.00	$ 10.09	$ 59.07
Leasing commission costs per square foot (2)	6.96	11.74	6.29	3.19	5.35
Tenant concession costs per square foot (2) (3)	2.97	3.64	21.95	6.55	4.05
Total tenant improvement, leasing commission, and tenant concession costs psf	$ 32.35	$ 90.52	$ 47.24	$ 19.83	$ 68.47

(1) Does not include retained tenants that have relocated to new space or expanded into new space.

(2) Based on management estimates. Assumes all tenant improvement, leasing commission, and tenant concession costs are paid in the calendar year in which the lease commences, which may be different than the year in which they are actually paid.

(3) Includes both rent concessions due to free or discounted rent periods and lease incentives paid to tenants.

(4) Includes pre-leasing activity and retained tenants that have relocated to new space or expanded into new space within the Company's portfolio. For definitions of first and second generation leases, see page 34.

32

NON-GAAP FINANCIAL MEASURE DEFINITIONS

SEPTEMBER 30, 2012

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs, and therefore, may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to cash flows from operating, investing or financing activities as a measure of liquidity, computed in accordance with GAAP.

Funds from Operations (FFO), Core Funds from Operations (CFFO), and Adjusted Funds from Operations (AFFO)

We present funds from operations, or FFO, core funds from operations, or CFFO, and adjusted funds from operations, or AFFO, available to common shares and partnership and LTIP units because we consider them important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO, CFFO, and AFFO when reporting their results.

FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, impairment charges on depreciable real estate, real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures.

We calculate CFFO by adding acquisition-related expenses to FFO. We calculate AFFO by adding to CFFO: (a) non-cash revenues and expenses, (b) recurring capital expenditures and second generation tenant improvements, and (c) leasing commissions.

Our computation of FFO, CFFO and AFFO may differ from the methodology for calculating FFO, CFFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO, CFFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO, CFFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO, CFFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of our operations.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding to EBITDA: (a) noncontrolling interests in our operating partnership, (b) impairments, (c) dividends payable on and cost on redemption of our series A preferred stock, (d) non-cash adjustments for marketable securities, (e) gains or losses from sales of real estate, and (f) acquisition-related expenses. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility is limited.

Coverage Ratios

We present interest and fixed charge ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from adjusted EBITDA, their utility is limited by the same factors that limit the usefulness of adjusted EBITDA as a liquidity measure.

Net Operating Income (NOI)

We use net operating income, or NOI, as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. We compute NOI by adding or subtracting certain items from net income, noncontrolling interest in the operating partnership, gains/losses from investment in unconsolidated partnerships, interest expense, interest income, depreciation and amortization, and general and administrative expenses. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

DEFINITIONS

SEPTEMBER 30, 2012

Property Status Stabilized

Represents operating properties that are more than 90% leased.

Lease up

Represents operating properties that are less than 90% leased.

Redevelopment

Represents properties that we are currently preparing for their intended use, and accordingly are capitalizing interest and other costs as of the end of the quarter.

Pre-development

Represents development properties that are engaged in activities related to planning, entitlement, or other preparations for future construction.

Development

Represents properties that we are currently developing through ground up construction.

Development Potential

Represents estimates of the additional rentable square footage that we could put into service if management made the strategic election to pursue additional development.

Lease Type First Generation

Leases on space which, in management’s evaluation, require significant improvements to prepare or condition the premises for its intended purpose or enhance the value of the property. This generally includes capital expenditures for development, redevelopment or repositioning a property.

Second Generation

Leases which are not considered by management to be first generation leases.

Recurring Capital Expenditures

Recurring capital expenditures exclude (1) capital improvements that were taken into consideration when underwriting the purchase of a building, (2) items associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building, incurred to prepare or condition the premises for its intended purpose (for example, from office to laboratory) or (4) capital improvements that represent an addition to the property rather than the replacement of property, plant, or equipment.